United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 26, 2020

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On July 26, 2020, Cannae Holdings, LLC (the “Purchaser”), a subsidiary of Cannae Holdings, Inc., entered into a forward purchase agreement (the “FPA”) with Black Knight, Inc. (“Black Knight”) pursuant to which the Purchaser committed to purchase equity interests in a to-be-formed new subsidiary of Black Knight (“NewCo”) for a purchase price of $290 million. NewCo is to be formed in connection with the closing of the transaction contemplated by that certain Equity Purchase Agreement, dated as of July 26, 2020, by and among Black Knight, GTCR Fund XI/C LP a Delaware limited partnership, (“GTCR Fund XI/C”), GTCR/OB Blocker Corp., a Delaware corporation, GTCR/OB Splitter LP, a Delaware limited partnership, OB Holdings I, LLC, a Delaware limited liability company, (“OB Holdings,” together with GTCR Fund XI/C, collectively, the “Sellers”), OB Acquisition, LLC, a Delaware limited liability company and OB Holdings, in its capacity as the Seller Representative (the “Purchase Agreement” and such transaction, the “Transaction”). The proceeds from the FPA will be used to partially fund the cash consideration to be paid by Black Knight to the Sellers at the closing of the Transaction. The Transaction is expected to close in the third quarter of 2020.

The FPA will terminate with no further force and effect upon: (a) the mutual written consent of Black Knight and the Purchaser, (b) the termination of the Purchase Agreement in accordance with its terms, (c) the funding by the Purchaser of the purchase price in full, or (d) the outside date under the Purchase Agreement.

Item 8.01	Other Events.
On July 27, 2020, Cannae Holdings, Inc. issued a press release announcing its entry into the FPA. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release issued July 27, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	July 28, 2020	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary